Exhibit 24
POWER OF ATTORNEY
The undersigned officers and directors of Markel Group Inc. (the Company) hereby appoint Thomas S. Gayner, Michael R. Heaton, Richard R. Grinnan and Brian J. Costanzo (each with full power to act alone), as their true and lawful attorneys-in-fact, and grant unto each of them the authority in their name and on their behalf to execute and file (individually and in the capacity stated below) any documents relating to the filing of any Registration Statement on Form S-8, and the registration by the Company of 10,000 of the Registrant's common shares, no par value, that may be acquired under the Costa Farms, LLC 401(k) Plan (the Plan), and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 13th day of November, 2024.

/s/ Thomas S. Gayner Thomas S. Gayner, Chief Executive Officer and Director (Principal Executive Officer)	/s/ Morgan E. Housel Morgan E. Housel, Director
/s/ Brian J. Costanzo Brian J. Costanzo, Chief Financial Officer (Principal Financial Officer)	/s/ Diane Leopold Diane Leopold, Director
/s/ Meade P. Grandis Meade P. Grandis, Chief Accounting Officer and Controller (Principal Accounting Officer)	/s/ Anthony F. Markel Anthony F. Markel, Director
/s/ Steven A. Markel Steven A. Markel, Chairman of the Board and Director	/s/ Harold L. Morrison, Jr. Harold L. Morrison, Jr., Director
/s/ Mark M. Besca Mark M. Besca, Director	/s/ Michael O’Reilly Michael O’Reilly, Director
/s/ Lawrence A. Cunningham Lawrence A. Cunningham, Director	/s/ A. Lynne Puckett A. Lynne Puckett, Director
/s/ Greta J. Harris Greta J. Harris, Director